EXHIBIT 99.1

ALTEVA, LLC

Audited Financial Statements

With Independent Auditors' Report

Alteva, LLC
Table of Contents
December 31, 2010

		Page(s)

Independent Auditors’ Report		1

Financial Statements

•	Balance Sheet	2
•
•	Statement of Operations	3
•
•	Statement of Cash Flows	4
•
•	Statement of Changes in Members’ Equity	5
•
•	Notes to Financial Statements	6-13
•
Supplementary Information
•
•	Schedule of Revenues	14
•
•	Schedule of Cost of Sales	15
•
•	Schedule of Gross Margins	16

Independent Auditors' Report

To the Members,
Alteva, LLC

We have audited the accompanying balance sheet of Alteva, LLC, a New Jersey Limited Liability Company as of December 31, 2010, and the related statements of operations, cash flows and changes in members' equity for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alteva, LLC as of December 31, 2010 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole.  The supplementary information on pages 14 through 16, which is the responsibility of management, is presented for purposes of additional analysis and is not a required part of the financial statements.  Such information has not been subjected to the auditing procedures applied in the audit of the financial statements and, accordingly, we do not express an opinion or provide any assurance on it.

/s/ WithumSmith+Brown, PC
June 6, 2011, except for note 11, as to which the date is August 5, 2011
Princeton, New Jersey

Alteva, LLC
Balance Sheet
December 31, 2010

Assets
Current assets
Cash	$842,817
Accounts receivable, net of allowance for doubtful accounts of $25,000 as of December 31, 2010	705,676
Inventory	210,391
Prepaid expenses	104,883
Total current assets	1,863,767

Property and equipment, net	535,695
Intangible assets, net	466,256
Other assets	92,485
$2,958,203

Liabilities and Members' Equity
Liabilities
Current liabilities
Current portion of long-term debt	$53,288
Current maturities of capital lease obligations	245,543
Current portion of convertible debt, net of discount of $10,366	--
Accounts payable	679,193
Accrued expenses	161,394
Accrued sales and use taxes	67,261
Other current liabilities	44,910
Derivative liability	82,897
Deferred revenues	33,719
Loans payable - members	119,105
Total current liabilities	1,487,310

Long term liabilities
Long term debt, net of current portion	391,885
Capital lease obligations, net of current maturities	208,382
Convertible debt, net of current portion, and discount of $69,210	192,983
Total liabilities	2,280,560

Members’ equity	677,643

$2,958,203

The notes to financial statements are an integral part of this statement.

Alteva, LLC
Statement of Operations
Year ended December 31, 2010

Revenues	$5,947,804

Cost of sales	2,507,571

Gross profit	3,440,233

Operating expenses:
Sales	756,943
Marketing	258,843
Engineering	891,185
Customer support	228,567
General and administrative	1,005,668
Depreciation and amortization	301,146
Total operating expenses	3,442,352

Operating loss	(2,119)

Interest expense	190,466

Net Loss	$(192,585)

The notes to financial statements are an integral part of this statement.

Alteva, LLC
Statement of Cash Flows
Year ended December 31, 2010

Cash flows from operating activities:
Net loss	$(192,585)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	301,146
Bad debt expense	(15,000)
Amortization of debt discount	3,321
Changes in:
Accounts receivable	(212,509)
Inventory	(24,517)
Prepaid expenses	(31,429)
Accounts payable	183,360
Accrued expenses	68,577
Accrued sales and use taxes	(32,387)
Other current liabilities	44,910
Deferred revenues	17,606
Net cash provided by operating activities	110,493

Cash flows from investing activities:
Purchase of equipment	(63,934)
Increase in other assets	(11,264)

Net cash used in investing activities	(75,198)

Cash flows from financing activities:
Proceeds from sale of member units net of transaction costs	938,732
Proceeds from member loans	28,433
Member distributions	(85,318)
Principal payments on capital leases	(314,335)
Principal payments on convertible debt	(9,862)
Proceeds from long term debt	208,583
Principal payments on long term debt	(4,828)

Net cash provided by financing activities	761,405

Net increase in cash and cash equivalents	796,700

Cash and cash equivalents at beginning of year	46,117

Cash and cash equivalents at end of year	$842,817

Schedule of supplemental cash flow information:
Cash paid for interest	$182,030

Supplemental disclosure of non-cash investing and financing activities
Purchase of property and equipment and intangible assets from proceeds of
capital leases	$214,351
Warrants issued as debt discount	$82,897
Derivative liability initial valuation	$82,897
Payment of prepaid interest from long term debt proceeds	$30,000

The notes to financial statements are an integral part of this statement.

Alteva, LLC
Statement of Members' Equity
Year ended December 31, 2010

	Member Units Issued and Outstanding	Members' Contributions	Members' Distributions	Accumulated Deficits	Total

Balance at December 31, 2009	10,000,000	$824,593	$(263,278)	$(544,501)	$16,814

Distributions to members	--	--	(85,318)	--	(85,318)

Sale of 800,000 membership units, less transaction fees of $61,268	800,000	938,732	--	--	938,732

Discount on convertible note payable	--	--	--	82,897	82,897

Valuation of derivative liability	--	--	--	(82,897)	(82,897)

Net loss for the year	--	--	--	(192,585)	(192,585)

Balance at December 31, 2010	10,800,000	$1,763,325	$(348,596)	$(737,086)	$677,643

The notes to financial statements are an integral part of this statement.

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 1 – SUMMARY OF SIGNIFICANT POLICIES

Business Description

Alteva, LLC (“Alteva” or the “Company”), is incorporated as a New Jersey limited liability company.  Alteva delivers cloud-based unified communications services under a non-cancellable License Agreement (“License”) both domestically and internationally.  Alteva provides call routing/voice over IP services (VoIP PBX), messaging and web-based collaboration through Microsoft communication services, fixed mobile convergence and advanced communications applications for the desktop.  The Company’s customers are primarily based in the United States.  Certain customers have locations outside the United States which represents less than 1% of total revenues.

Concentrations of Credit Risk

The Company’s concentrations of credit risk consist primarily of cash depository accounts and accounts receivable.  The Company maintains all of its cash in a limited number of financial institutions.  The balances are insured by the Federal Deposit Insurance Corporation (FDIC) limit up to $250,000.  The Company monitors the financial strength of those banking institutions.  Historically, the Company has not experienced any losses on their deposits.

Fair Value of Financial Instruments

As of December 31, 2010 the Company's financial instruments consisted of cash, accounts payable and accrued expenses, convertible notes payable, notes payable, capitalized lease obligations and derivative liability.  The Company believes that the carrying values of cash, accounts payable and accrued expenses at December 31, 2010 approximated fair value due to their short-term maturity.  Based on the borrowing rates and terms currently available to the Company for loans of similar terms, the Company has determined that the carrying value of convertible notes payable and loans payable approximates fair value.  The Company has determined that the carrying value of the derivative liability approximates fair value based on the Black Scholes pricing model.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates made by management include the estimated useful life and carrying value of property and equipment; valuation allowances for receivables and third-party software license inventory held for customer licensing.

At December 31, 2010, the Company estimates that the value of its derivative liability approximates $82,900.  Changes in the valuation of the derivative liability are reported in other income (expense) in the Statement of Operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represents amounts currently due from customers for which revenue has been recognized or is being recognized ratably in future periods, and amounts currently due under contract billings for which revenue has not been recognized.  The Company generally invoices its customers in the following month in which services are provided.  Any delinquent customers may be subject to service interruption for nonpayment.

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 1 – SUMMARY OF SIGNIFICANT POLICIES (continued)

The allowance for doubtful accounts is management’s best estimate of the amount of potential uncollectible accounts in the Company’s current receivables.  The Company determines the allowance based on factors such as historical collection experience, customers’ current creditworthiness, customer concentration, age of accounts receivable balance and general economic conditions that may affect customers’ ability to pay.  Actual customer collections could differ from estimates.  Account balances are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure related to its customers.

Provisions to the allowance for doubtful accounts are charged to expense for accounts receivable.  During the year uncollectible accounts written off for non-payment was $78,011 or 1.3% of revenues.

Inventory

Inventory consists primarily of perpetual software licenses purchased from third parties for sub-licensing to its customers.  The Company retains ownership interest in these licenses subsequent to the sub-licensing.  Accordingly, upon the sub-licensing to its customers, the cost of the license is capitalized and amortized over an estimated useful life of six years.

Property and Equipment

Property and equipment, including capitalized software leases purchased for customer licensing, are stated at cost net of accumulated depreciation and amortization.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three years for computer software and equipment, five years for furniture and fixtures, telephone equipment and leasehold improvements, and six years for capitalized software leases. Repairs and maintenance are expensed as incurred.

Income Taxes

In conformity with the Internal Revenue Code and applicable state and local tax statutes, the Company’s members have elected to have the taxable income or loss of the Company reported on their individual tax returns.  Accordingly, no provision has been made in the accompanying financial statements for any federal, state or local income taxes.

The Company files tax returns in the U.S. federal jurisdiction and various states.  The Company has no open years prior to 2007 for federal and state filing purposes.

The Company classifies interest expense on unrecognized tax benefits with interest expense.  Penalties accrued on unrecognized tax benefits are classified with operating expenses.  During 2010, the Company recognized interest and penalties of approximately $8,000 relating to the filing of local tax returns.

Revenue Recognition

The Company licenses its services under a non-cancellable “License Agreement” with its customers generally for a one year term, and accordingly, revenue is recognized when all of the following conditions are met:

• There is pervasive evidence of an arrangement;
• The service has been provided to the customer;
• The collection of the fees is reasonably assured; and
• The amount of fees to be paid by the customer is fixed or determinable.

License revenue and related usage and data access fees, including certain activation fees are billed and the revenue recognized monthly through the end of the contract term, which is currently one year.  Amounts that have been invoiced are recorded in accounts receivable and in deferred revenues or revenues, depending on whether the revenue recognition criteria have been met.

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 1 – SUMMARY OF SIGNIFICANT POLICIES (continued)

Revenue Recognition (continued)

Equipment such as routers and telephone handsets and certain one time implementation revenue are recognized when sold or services have been provided.

Cost of Revenue

Cost of revenue includes direct costs such as license fees, phone line usage fees, internet access charges and labor, associated with customer implementation and support costs to provide post implementation support services.  Additionally, all the costs of the IT infrastructure, which is outsourced, are charged to cost of revenues.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising costs were approximately $117,000 for the year ended December 31, 2010.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment, at cost, consisted of the following at December 31, 2010:

Network equipment	$481,157
Computer software for internal use	160,343
Computer equipment	195,386
Furniture & fixtures	37,396
Telephone equipment	45,215
Leasehold improvements	162,448

1,081,945
Less accumulated depreciation & amortization	546,250

$535,695

Depreciation and amortization was $282,581 for the year ended December 31, 2010.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consist of software licenses, which are licensed to customers with estimated lives of six years.  As of December 31, 2010, intangible assets consisted of the following:

Other intangible assets	$815,577
Less: Accumulated amortization	349,321
Intangible assets, net	$466,256

Amortization expense for the year ended December 31, 2010 was $18,565.

Future amortization expense is expected to be recorded per the following schedule:

Year	Amount
2011	$135,929
2012	135,929
2013	95,302
2014	56,481
2015 and thereafter	42,615

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 4 – LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 2010:

8% PIDC Note dated August 21, 2009	$245,173
13% Kalandia Note dated October 15, 2010	200,000

Total	445,173
Less current portion	53,288

Total long-term debt	$391,885

8% PIDC Note

On August 21, 2009 the Company entered into a Secured Loan Agreement with PIDC to borrow up to $250,000 payable over 60 months with equal monthly installments of $2,091, (using a two hundred forty month amortization schedule) with a balloon payment of approximately $218,184 on or before March 1, 2015.  The loan bears interest at 8% per annum.  The Company borrowed $211,400 in December 2009 and $38,600 in January 2010 with the monthly installment commencing February 1, 2010.  The loan provides for a prepayment fee of ½ of 1% for early satisfaction of loan.  Additionally, in the event of a sale or merger or an early satisfaction of the loan, a premium payment of $140,000 is due PIDC.  The loan is secured by certain personal property of the Company along with a third mortgage guarantee against the personal residence of a Founder of the Company.

13% Kalandia Note

On October 15, 2010 the Company borrowed $200,000 from a private investor/employee for a term of two years.  Payment terms provide for the first year interest only payable in advance at 13% with principal and interest payments commencing October 16, 2011 over the remaining twelve month term.  The loan is secured by personal guarantees individually and collectively from each of the founders and officers of the Company and their spouses.

At December 31, 2010, future payments under long-term debt obligations over each of the next five years are as follows:

2011	$53,288
2012	158,554
2013	6,668
2014	7,221
2015	219,442
445,173
Less current portion	53,288
Long-term portion	$391,885

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 5 – CONVERTIBLE NOTE PAYABLE

On May 14, 2007 the Company entered into a Convertible Promissory Note Agreement (the "Note Agreement") with PIDC Local Development Corporation (“PIDC”), to borrow $300,000 at 5% payable over 60 months with equal monthly installments of $1,979.87, (using a two hundred forty month amortization schedule) with a balloon payment of approximately $250,365 due on or before February 1, 2013.  The loan is secured by a third mortgage against the personal residence of a founder of the Company.  Additionally, if the Company is sold or merged prior to the maturity date at a value greater than $5,250,000 then the balance of the loan is due at closing of the transaction plus a premium payment of $120,000.   In the event there is a change of control of more 50% of the outstanding membership units or a sale of 20% of Founders’ shares, or the Company receives at least $1,000,000 of gross sale proceeds from a financing transaction, PIDC, at its election, may convert the outstanding principal into non-voting membership units at the per unit price of such financing transaction.  The Note Agreement also includes various covenants, which the Company was in compliance with at December 31, 2010.

The convertible note was issued with a $82,897 discount relating to the fair value ascribed to the warrants utilizing the Black Scholes method.  The discount is being amortized, using the interest method over the life of the note.  Amortization expense for the year ended December 31, 2010 was $3,321.

The convertible note payable at December 31, 2010 consisted of the following:

Convertible note payable	$272,559
Unamortized discount	79,576
Convertible note payable, net	192,983
Current portion of convertible note payable, net	--
Total long-term portion, net	$192,983

At December 31, 2010, future payments under the convertible note payable are as follows:

2011	$10,366
2012	10,896
2013	251,297
272,559
Less: current portion	10,366
Long-term portion	$262,193

Derivative Liability

The Agreement provides for warrant coverage of 40% of the original loan amount with an exercise price of $.01 per unit, subject to anti-dilution provisions (down round price protection) if there is a change of control or financing transactions of at least $1,000,000.  This price protection is considered to be a derivative instrument and must be valued and recognized at the instruments' current fair market value as of the date of issuance and adjusted each period the financial statements are presented.  To calculate the fair market value of the derivative instrument the Company employed a Black Scholes pricing model to calculate the value of the warrant.  Inputs are adjusted each period to reflect changes in the Company's estimates.

The fair value of the warrants were estimated with the following assumptions for the years ended December 31, 2010:

Adjusted market value per share on measurement date	$1.25
Exercise price per share	$0.01
Risk free interest rate	2.50%
Term, in years	4.00
Expected volatility	67.12%
Expected dividends	0.00

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 5 – CONVERTIBLE NOTE PAYABLE (continued)

Fair value is the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company is required by accounting standards to provide the disclosure framework for measuring fair value and expands disclosure about fair value measurements.  Fair value measurements are classified and disclosed in one of the following categories:

Level 1:
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.  The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.  This category includes those derivative instruments that the Company values using observable market data.  Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity).  The Company's valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  The Company's assessment of the significance of a particular input to the fair value measurement requires judgment, any may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table sets forth by level within the fair value hierarchy, the Company's liability that was accounted for at fair value on a recurring basis for the years ended December 31, 2010:

	Fair value measurement
	Level 1	Level 2	Level 3	Total

Derivative liability - detached warrant	$—	$—	$82,897	$82,897

The following table sets forth a summary of changes in the fair value of the Company's Level 3 assets for the year ended December 31, 2010:

Derivative liability balance December 31, 2009	$—
Initial valuation of new instruments	82,897
Increase / (decrease) in fair value of previously issued instruments	—
Derivative liability balance at December 31, 2010	$82,897

The Warrants were initially valued during 2010, on their grant date.  The Company revalues the derivative liability as of each reporting date, with any changes reported as current year income or expense.  The Company performed a revaluation of the Warrants as of December 31, 2010 and determined that the significant inputs to the fair value calculation were substantially unchanged.  Accordingly, no amounts were recorded as other income or expense related to changes in fair value or warrants during the year.

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 6 – LOANS PAYABLE - MEMBERS

As of December 31, 2010, the Founder had loans due from the Company of $117,766.  The loan is related to tax distributions received by the Founder and loaned back to the Company.  The loan is non-interest bearing and repayment is expected upon the determination of his individual tax liability for the year ended December 31, 2010.  These tax distributions were paid to the Founder as compensation and the related taxes were withheld.  Additionally, as of December 31, 2010, another member had loaned the Company $1,339.

NOTE 7 – CAPITAL LEASES

Assets financed under capital lease agreements are included in property and equipment in the balance sheet and related depreciation and amortization expense is included in the statements of operations.

The Company has leasing arrangements with various lessors’ which provided financing principally for third party software licenses and data center equipment.  The lease terms range from twenty-four to thirty-six months with an end of term purchase option of $1.00.  The founder and officers of the Company have provided personal guarantees under these agreements.  The gross amount of the capital leases recorded under capital leases totaled $1,296,734 as of December 31, 2010 and accumulated depreciation was $543,278 as of December 31, 2010.

At December 31, 2010, future payments under capital leases and minimum payments under non-cancelable capital leases are as follows over each of the next five years and thereafter:

2011	$245,543
2012	152,375
2013	48,713
2014	7,294
Minimum future payments of principal	453,925
Less current portion	245,543
Long-term portion	$208,382

NOTE 8 – COMMITMENTS

The Company leases its office facilities and a certain equipment under various non-cancelable operating lease agreements with various expiration dates through 2013. Future minimum payments for the next five years and thereafter as of December 31, 2010, under these leases, are as follows:

2011	$96,468
2012	47,962
2013	11,562

$155,992

Rent expense was approximately $94,000 for the year ended December 31, 2010.  Rent expense is determined using the straight-line method of the minimum expected rent paid over the term of the agreement.  The Company has no contingent rent agreements.

Alteva, LLC
Notes to Financial Statements
December 31,  2010

NOTE 9 – EQUITY

Capitalization

The authorized membership units issued and outstanding as of December 31, 2010 are 10,800,000 as provided for in the Amended and Restated Operating Agreement (“Operating Agreement”) dated, December 14, 2010.

Sale of 800,000 membership units

On December 14, 2010 the Company sold an aggregate 800,000 membership units to three accredited investors at a per unit price $1.25 with gross sales proceeds of $1,000,000.  Pursuant to this transaction, a promissory note for $100,000 dated October 14, 2010 was satisfied along with the cancellation of the related warrants.  The Agreement provides for certain adjustments based on revenue and net income targets of $45,475,000 and $14,525,000, respectively, for the year ended December 31, 2013.  If both targets are not met, unit options will be granted of 109,091 with an exercise price of $.01 per unit.  Additionally, there is anti-dilution provisions in the event of a down round equity raise.

Repurchase Commitment

Upon the death of any of the key members, the deceased key member’s estate shall automatically offer to sell to the founding member and the Company all of the deceased key member’s interests for the purchase price as mutually agreed within thirty days of the offer event or by a mutually acceptable independent appraiser. No liability is reported on the December 31, 2010 balance sheet based on the pronouncements dealing with provisions of accounting for the obligation to repurchase an issuer's equity.

Board of Managers

The Operating Agreement provides for a Board of Managers consisting of five members, the Founder with a minimum of 10% ownership interest, three independent members designated by the Founder and one additional member elected with a majority vote of the Board Members.  The Board may be increased to six members with a majority vote of the Board.  The Board is required to appoint a “Tax Matters Partner” pursuant to Section 6231(a)(7) of the Treasury Regulations.

NOTE 10 – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan covering substantially all employees.  Under the Plan, participants may contribute up to 100% of eligible compensation not to exceed certain legal limitations.  The Plan provides for discretionary matching and profit contributions by the Company.  For the year ended December 31, 2010, the Company did not make any contributions to the Plan.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 6, 2011, which is the date the financial statements were available to be issued.

On August 5, 2011, pursuant to an Asset Purchase Agreement, dated July 14, 2011, with Warwick Valley Networks, Inc., a wholly-owned subsidiary of Warwick Valley Telephone Company, the Company sold substantially all its assets and certain liabilities in exchange for cash and stock with a potential combined value of approximately $17 million.

SUPPLEMENTARY INFORMATION

Alteva, LLC
Schedule of Revenues
Year ended December 31, 2010

Revenues:
Recurring:
Licenses	$2,377,884
Usage	1,038,003
Data	1,172,496
Other	442,113
Total recurring	5,030,496
Non recurring:
Activation and implementation	224,913
Equipment	692,395
Total non-recurring	917,308
Total revenues	$5,947,804

See Independent Auditors’ Report

Alteva, LLC
Schedule of Cost of Sales
Year ended December 31, 2010

Cost of sales:
Recurring
Licenses	$224,351
Usage	488,304
Data	895,584
Other	175,869
Total recurring	1,784,108
Non recurring
Activation and implementation	174,008
Equipment	549,455
Total non-recurring	723,463
Total cost of sales	$2,507,571

See Independent Auditors’ Report

Alteva, LLC
Schedule of Gross Margins
Year ended December 31, 2010

Gross margin:
Recurring
Licenses	$2,153,533	90.6%
Usage	549,699	53.0%
Data	276,912	23.6%
Other	266,244	60.2%
Total recurring	3,246,388	64.5%
Non recurring
Activation and implementation	50,905	22.6%
Equipment	142,940	20.6%
Total non-recurring	193,845	21.1%
Total gross margin	$3,440,233	57.8%

See Independent Auditors’ Report